UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                       January 28, 2005 (January 27, 2005)


                                   GEXA CORP.
________________________________________________________________________________
             (Exact name of registrant as specified in its charter)


           Texas                    0-16179                   76-0670175
________________________________________________________________________________
 (State or other jurisdiction     (Commission               (IRS Employer
      of incorporation)           File Number)            Identification No.)


      20 Greenway Plaza, Suite 600, Houston, Texas              77046
        (Address of principal executive offices)              (Zip Code)


        Registrant's telephone number, including area code (713) 470-0400


________________________________________________________________________________
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01  Entry into a Material Definitive Agreement.

Non-Employee Director Compensation

     On January 27, 2005, the Board of Directors of Gexa Corp. (the "Company") completed its evaluation of the compensation paid by the Company to its non-employee directors. Prior to that date, the Company's non-employee directors received grants of non-statutory stock options to purchase the Company's common stock, but did not receive monetary compensation for their services to the Board. Based on its evaluation, the Board decided to revise the compensation paid by the Company to its non-employee directors in order to attract and retain qualified non-employee directors to serve on the Board as follows.

     Each non-employee director will receive an attendance fee of $1,000 for each regularly scheduled Board meeting attended (up to a maximum of $4,000 per year), an attendance fee of $500 for each special Board meeting attended and an attendance fee of $500 for each committee meeting attended (up to a maximum of $2,000 per year). The chairman of the Audit Committee will receive a retainer fee of $8,000 per annum, while the chairman of the Compensation Committee will receive a retainer fee of $6,000 per annum. Non-employee directors may elect to receive part or all of the attendance and retainer fees in Company common stock valued at the fair market value (as defined in the Plan) of the Company's common stock on the same date that the cash compensation would otherwise have been paid by the Company.

     The Board also adopted an amendment to the Company's 2004 Amended and Restated Incentive Plan (the "Plan"), which is to be submitted to the Company's stockholders for their approval at the Company's 2005 Annual Meeting of Stockholders, increasing from 10,000 to 20,000 the number of shares of the Company's common stock that are automatically granted to each non-employee director pursuant to a non-statutory option on the first business day after each annual meeting of the Company's stockholders. Each non-employee director, upon his or her initial election to the Board, will continue to be granted options to purchase 20,000 shares of the Company's common stock. Options granted pursuant to the forgoing arrangements will have an exercise price equal to fair market value (as defined in the Plan) of the Company's common stock on the date of grant, will vest as to one-third of the shares on each anniversary of the grant date, and will have a term of 10 years.

Indemnification Agreements

     On January 27, 2005, the Company entered into in Indemnification Agreements with each of Neil M. Leibman, David K. Holeman, Rod Danielson, Don Aron, Stuart
C. Gaylor, Dan C. Fogarty, Robert C. Orr, Jr. and Tom D. O'Leary providing for the indemnification of such directors and officers to the maximum extent permitted under the Texas Business Corporation Act. The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Indemnification Agreement, which is attached as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

         None

(b)  Pro forma financial information.

         None

(c)  Exhibits.

         10.1 Form of Indemnification Agreement between the Company and each of its directors and certain officers (Neil M. Leibman, David K. Holeman, Rod Danielson, Don Aron, Stuart C. Gaylor, Dan C. Fogarty, Robert C. Orr, Jr. and Tom D. O'Leary).

                            [Signature page follows]

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 GEXA CORP.

Date: January 28, 2005
                                                 By: /s/ David K. Holeman
                                                     --------------------
                                                     David K. Holeman
                                                     Chief Financial Officer